Exhibit 99.8

EXECUTION VERSION

CMIG International Holdings Pte. Ltd.

CM Bermuda Limited

Cannon’s Court

22 Victoria Street

Hamilton, HM12, Bermuda

August 6, 2020

PERSONAL AND CONFIDENTIAL

Sirius International Insurance Group, Ltd.

14 Wesley Street

Hamilton, HM 11, Bermuda

Third Point Reinsurance Ltd.

Point House

3 Waterloo Lane

Pembroke, HM 08, Bermuda

Transaction Matters Letter Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof, by and among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares (the “Company”), Third Point Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”), and Yoga Merger Sub Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (the “Merger Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to the willingness of CM Bermuda Limited (“CMB”) and CMIG International Holding Pte. Ltd. (“CMIH”) to enter into an agreement (the “Voting Agreement”), pursuant to which each of CMB and CMIH have agreed to, among other things, support the Transactions, the Company, Parent, CMB and CMIH desire to enter into this letter agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Reimbursement of Legal Expenses.

a.	The Company hereby agrees that, no later than three (3) Business Days following the execution and delivery of this letter agreement, the Company shall pay in cash by wire transfer of immediately available funds the amounts of Legal Expenses (as defined below) set forth on Schedule 1 to the account or accounts of the legal counsel to CMB and CMIH set forth on Schedule 1 hereto. The Company hereby agrees that, no later than three (3) Business Days following the execution and delivery of this letter agreement, the Company shall pay in cash by wire transfer of immediately available funds the amounts of Legal Expenses set forth on Schedule 2 to the accounts set forth on Schedule 2.

b.	The Company hereby agrees that, no later than three (3) Business Days following (x) the end of each calendar month following the execution of this letter agreement, (y) the Closing (or, if later, promptly following receipt from CMB or CMIH of the applicable invoices) and (z) the date the Merger Agreement is terminated pursuant to Article VII of the Merger Agreement, the Company shall pay, or cause to be paid, directly to the legal counsel of CMB and CMIH set forth on Schedule 3 (“Legal Counsel”) the amounts of Legal Expenses incurred by CMB or CMIH after the date hereof that are designated in the applicable invoices of Legal Counsel. In the event CMB or CMIH determines prior to the Closing that legal services from additional Legal Counsel are reasonably necessary in connection with the consideration, review, facilitation, execution or documentation of the consummation of the Transactions, CMB or CMIH shall be permitted with the prior written consent of the Company and Parent to amend Schedule 3 to include the names of any such additional Legal Counsel, such consent not to be unreasonably withheld, conditioned or delayed. In connection with the foregoing, following the Closing, Parent shall satisfy, or cause the Company to satisfy, the Company’s obligations in this paragraph 1(b).

c.	For purposes of this letter agreement, “Legal Expenses” shall mean all out-of-pocket fees, costs, expenses, and disbursements, without billing multiples, invoiced in writing to CMB or CMIH by Legal Counsel in connection with legal services performed by Legal Counsel at the direction of CMB or CMIH at or prior to the Closing in connection with the consideration, review, facilitation, execution or documentation of the consummation of the Transactions (such as, without limitation, reviewing the Joint Proxy Statement, reviewing regulatory filings, and reviewing any amendments, modifications or waivers that may be requested), the consideration, review, facilitation, execution or documentation of Company Alternative Proposals consistent with the terms of the Merger Agreement, and related sales process or other discussions between and among CMB, CMIH and the Company occurring on or after March 6, 2020, including the evaluation prior to June 6, 2020 of (x) other financing or recapitalization alternatives available to the Company and (y) alleged claims by, and negotiation with, the Series B Preferred Shareholders with respect to the rights or obligations of the Series B Preferred Shareholders. In no event shall “Legal Expenses” include fees, costs, expenses and disbursements relating to the restructuring or winding up of CMB or CMIH or their Affiliates.

d.	The Company and Parent agree that, once paid, none of the amounts payable pursuant to this paragraph 1 shall be refundable under any circumstances, regardless of whether the transactions contemplated by the Merger Agreement are consummated.

2.	Integral Part of Transactions. The parties hereto acknowledge and agree that the covenants and agreements contained in paragraph 1 hereof are an integral part of CMB and CMIH’s willingness to enter into the Voting Agreement and the Transactions, and that any amounts payable pursuant to paragraph 1 do not constitute a penalty. Accordingly, if the Company fails to pay any amount due pursuant to this letter agreement, the Company shall also pay any out-of-pocket fees, costs, expenses and disbursements (including out-of-pocket legal fees, costs, expenses and disbursements) incurred by CMB and CMIH in connection with a legal action to enforce this letter agreement that results in a judgment for such amount against the Company for failing to promptly pay such amount. Any amount not paid when due pursuant to this letter agreement shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment, plus 2%.

3.	Payment of CMIH Financial Advisory Fee. No later than three (3) Business Days following the Closing or the date the Merger Agreement is terminated pursuant to Article VII of the Merger Agreement, Parent shall pay, or cause to be paid, directly to CMIH’s financial advisor, Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”), the fees and expenses payable by CMIH to Goldman Sachs pursuant to the binding engagement letter between such parties relating to the Transactions.

4.	Certain Termination Event. The Company shall not terminate or threaten to terminate the Merger Agreement pursuant to Section 7.01(d)(ii) (Parent Adverse Recommendation Change) without the prior written consent of CMB and CMIH.

5.	Parent Bye-Laws. CMB and CMIH hereby consent to Parent’s amending or amending and restating its bye-laws at the Effective Time in the manner set forth on Schedule 4.

6.	Representations and Warranties of Parent. Parent represents and warrants to CMB and CMIH as follows: Parent is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this letter agreement and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Parent Board, and no other corporate action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this letter agreement. This letter agreement has been duly executed and delivered by Parent, and this letter agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. Parent has obtained all Governmental Approvals that are necessary or required to execute and deliver this letter agreement and to consummate the transactions contemplated hereby.

7.	Representations and Warranties of the Company. The Company represents and warrants to CMB and CMIH as follows: The Company is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this letter agreement and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this letter agreement. This letter agreement has been duly executed and delivered by the Company, and this letter agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained all Governmental Approvals that are necessary or required to execute and deliver this letter agreement and to consummate the transactions contemplated hereby.

8.	Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that Section 4 of this letter agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to perform under Section 4 of this letter agreement, subject to the terms and conditions of this letter agreement. The parties acknowledge and agree that (a) CMIH shall be entitled to an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of Section 4 of this letter agreement and to enforce specifically the terms and provisions thereof in the courts described in paragraph 10 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this letter agreement, and (b) the right to specific enforcement is an integral part of this letter agreement and without that right, the parties would not have entered into this letter agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law, or inequitable for any reason and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of Section 4 of this letter agreement and to enforce specifically the terms and provisions of Section 4 of this letter agreement in accordance with this paragraph 8 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.	Entire Agreement; Amendment; Waiver. This letter agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. This letter agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party waiving compliance with such provision or term. Any change or modification to this letter agreement shall be null and void, unless made by written amendment to this letter agreement and signed by each of the parties hereto. Any waiver of any provision or term of this letter agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this letter agreement if, as to any party, it is authorized in writing by an authorized Representative of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this letter agreement shall be held to constitute a waiver of any preceding or subsequent breach.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial. This letter agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this letter agreement, or the negotiation, execution or performance of this letter agreement, shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction. All Actions arising out of or relating to the interpretation and enforcement of the provisions of this letter agreement shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this paragraph 10 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph 10 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this letter agreement shall be effective if notice is given by overnight courier at the addresses set forth at the beginning of this letter agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.	Severability; Assignment; Counterparts; Interpretation. If any term or other provision of this letter agreement is invalid, illegal, or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this letter agreement is not affected in any manner materially adverse to any party. If any provision of this letter agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties to this letter agreement shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this letter agreement be consummated as originally contemplated to the greatest extent possible. This letter agreement and all of the provisions hereof will be binding upon and inure to the benefit of, and be enforceable by and against, the parties to this letter agreement and their respective successors and permitted assigns. Neither this letter agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties, and any attempted assignment without the prior written consent of the other parties shall be void and have no effect. This letter agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email or other electronic means intended to preserve the original graphic or pictorial appearance of a document, such delivery by email or other electronic means to be deemed as effective as delivery of a manually executed counterpart of this letter agreement. The parties agree that the word “including” and words of similar import when used in this letter agreement shall mean “including, without limitation” unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this letter agreement and, in the event an ambiguity or question of intent or interpretation arises, this letter agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this letter agreement.

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If you agree that this letter agreement accurately describes our mutual intentions and agreements, kindly so indicate by signing this letter agreement in the space provided below and returning it to the undersigned.

Very truly yours,

CMIG INTERNATIONAL HOLDING PTE. LTD.

By:	/s/ Raymond Tan
Name: Raymond Tan
Title: CEO

CM BERMUDA LIMITED

By:	/s/ Raymond Tan
Name: Raymond Tan
Title: Director

Acknowledged and agreed as of the date first set forth above:

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

By:	/s/ Kernan V. Oberting
Name: Kernan V. Oberting
Title: President & Chief Executive Officer

THIRD POINT REINSURANCE LTD.

By:	/s/ Joshua L. Targoff
Name: Joshua L. Targoff
Title: Director